Exhibit 99.1

175 Ghent Road Fairlawn, Ohio 44333 www.omnova.com

News Release

Contact:	Sandi Noah	Michael Hicks
	Communications	Investor Relations
	(330) 869-4292	(330) 869-4411

FOR IMMEDIATE RELEASE

OMNOVA SOLUTIONS INC. ANNOUNCES SUCCESSFUL COMPLETION

OF CONSENT SOLICITATION AND DETERMINATION OF CONSIDERATION

WITH RESPECT TO ITS 11 1/4% SENIOR SECURED NOTES DUE 2010

FAIRLAWN, OHIO, May 4, 2007 — OMNOVA Solutions Inc. (NYSE: OMN) (the “Company”), announced today that with respect to its previously announced tender offer and consent solicitation for any and all of its outstanding 11 1/4% senior secured notes due 2010 (CUSIP No. 682129AC5) (the “Notes”), the Company has received valid tenders and consents representing a majority of the aggregate principal amount of Notes outstanding not owned by the Company or its affiliates as of the Consent Date (as defined below). The Company also announced today that it executed the supplemental indenture relating to the Notes, which is expected to become operative after, among other things, the Expiration Date (as defined below).

The consent payment deadline pursuant to the terms of the offer to purchase and consent solicitation statement expired at 5:00 p.m., New York City time, on May 3, 2007 (the “Consent Date”), at which time the Company had received tenders of, and consents related to, $162,000,000 aggregate principal amount of the Notes, representing approximately 98.182% of the aggregate principal amount of the Notes outstanding. Rights to withdraw tendered Notes and to revoke delivered consents terminated on the Consent Date.

- more -

OMNOVA Add 1

The Company also announced today the determination of the consideration payable in accordance with the terms of the offer to purchase and consent solicitation statement for the Notes. Holders who validly tendered and did not validly withdraw their Notes and related consents before the Consent Date will receive, for each $1,000 principal amount of Notes tendered, Total Consideration equal to $1,058.10, which includes a $30 consent payment (the “Consent Payment”), if the payment date is before June 1, 2007. Holders who tender their Notes and deliver their consents after the Consent Date, but before 8:00 a.m., New York City time, on May 18, 2007 (unless extended or earlier terminated by the Company, the “Expiration Date”), will receive, for each $1,000 principal amount of Notes tendered, Tender Offer Consideration equal to $1,028.10, which is the Total Consideration less the Consent Payment, if the payment date is before June 1, 2007. Accrued and unpaid interest will be paid to Holders of record on May 15, 2007 whose Notes are validly tendered and accepted for purchase. If the payment date is on or after June 1, 2007, the Total Consideration for each $1,000 principal amount of Notes will be $1,060.94, which is the price at which the Notes may be redeemed on June 1, 2007 plus the equivalent of two weeks interest, and the Tender Offer Consideration for each $1,000 principal amount of Notes will be $1,030.94, which is the Total Consideration less the Consent Payment.

Deutsche Bank Securities Inc. is the dealer manager for the tender offer and the consent solicitation. Questions or requests for assistance may be directed to the dealer manager at (212) 250-5655 (call collect). Requests for documentation may be directed to the information agent, MacKenzie Partners, Inc., at (212) 929-5500 (call collect) or at (800) 322-2885 (call toll-free).

This announcement is not an offer to purchase, a solicitation of an offer to purchase or a solicitation of consents with respect to any securities. The tender offer and consent solicitation are being made solely by the offer to purchase and consent solicitation statement.

Cautionary Statement on Forward-Looking Statements

This news release contains statements concerning trends and other forward-looking information affecting or relating to the Company and its industries. These statements are

- more -

OMNOVA Add 2

intended to qualify for the protections afforded forward-looking statements under the Private Securities Litigation Reform Act of 1995. Forward-looking statements may generally be identified by the use of forward-looking terms such as “may,” “should,” “projects,” “forecasts,” “seeks,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” “optimistic,” “likely,” “will,” “would,” “could,” or similar terms. Forward-looking statements address the Company’s business, results of operations, financial condition, significant accounting policies and management judgments, among other things, and include statements based on current expectations, estimates, forecasts and projections. There are many risks and uncertainties that could cause actual results or outcomes to differ materially from those described in the forward-looking statements, some of which are beyond the Company’s control, including inherent economic risks, changes in prevailing governmental policies and regulatory actions, and litigation risks inherent in the Company’s business.

For further information on these and other risks and uncertainties, see the Company’s Securities and Exchange Commission (“SEC”) filings, including the Company’s Annual Report on Form 10-K for its fiscal year ended November 30, 2006. Copies of this document as well as other SEC filings can be obtained from the Company’s website at http://www.OMNOVA.com. The Company assumes no obligation to publicly update or revise any forward-looking statements made herein or any other forward-looking statements made by the Company, whether as a result of new information, future events or otherwise.

OMNOVA Solutions Inc. is a technology-based company with 2006 sales of approximately $700 million and a current workforce of 1,700 employees worldwide. The Company is an innovator of emulsion polymers, specialty chemicals, and decorative and functional surfaces for a variety of commercial, industrial and residential end uses. Visit OMNOVA Solutions on the internet at www.omnova.com.

# # #